SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                  June 20, 2008

                           AIR INDUSTRIES GROUP, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                   000-29245                    20-4458244
        --------                   ---------                    ----------
        State of                   Commission                  IRS Employer
        Incorporation              File Number                  I.D. Number

                 1479 North Clinton Avenue, Bay Shore, NY 11706
                     Address of principal executive offices

                  Registrant's telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As reported in our Current Report on form 8-K filed on November 19, 2007, on November 15, 2007, Air Industries Group, Inc.("AIR") entered into a Stock Purchase Agreement (the "Purchase Agreement") with the shareholders (the "Shareholders") of Blair Industries, Inc., a New York corporation, Blair Accumulators, Inc., a New York corporation, H.S.M. Machine Works, Inc., a New York corporation, and H.S.M. Machine Works, Inc., a North Carolina corporation (collectively, the "Companies"). Pursuant to the Purchase Agreement, AIR was to acquire from the Shareholders all of the issued and outstanding capital stock of the Companies (the "Blair Shares"), subject to the satisfaction of certain terms and conditions.

The purchase price for all of the Blair Shares set forth in the Purchase Agreement was $16,358,000, subject to adjustment based upon the Net Asset Value of the Companies as of the date of closing. The purchase price was payable by a combination of cash, AIR's promissory notes and shares of AIR's preferred stock.

The closing was subject to certain conditions including, but limited to, AIR's ability to secure not less than $12 million in debt or equity financing. Under the terms of the Purchase Agreement, AIR agreed to pay the Shareholders a break-up fee of $150,000 under certain circumstances.

The Shareholders have requested an amendment to the Purchase Agreement increasing the portion of the purchase price payable in cash and the amount of certain expenses to be reimbursed and negotiations between the Shareholders and AIR concerning the proposed amendment are ongoing. AIR also continues its negotiations with parties interested in providing it with debt and equity financing to complete the acquisition of the Blair Shares, as well as with its bank lenders.

We cannot assure you that we will enter into an amendment to the Purchase Agreement on terms acceptable to us, that the Shareholders will not terminate the Purchase Agreement, or that we will obtain financing to complete the acquisition.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2008

                                       AIR INDUSTRIES GROUP, INC.


                                       By: /s/ Peter D. Rettaliata
                                           -------------------------------------
                                           Peter D. Rettaliata
                                           President and Chief Executive Officer